CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

Catalina Coatings, Inc.
Tucson, Arizona

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement of our report dated February 9, 1996, relating to the financial statements of Catalina Coaatings, Inc. included in Form 8-KA of Presstek, Inc. for event dated February 15, 1996.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


/s/ BDO Seidman, LLP

BDO SEIDMAN, LLP



New York, New York
May 24, 1996